Exhibit 99.1

Hour Loop Reports Full Year of 2025 Results

Continued Profitability Despite a Challenging Economic Environment

Redmond, WA, Mar. 24, 2026 – Hour Loop, Inc. (NASDAQ: HOUR) (“Hour Loop”), a leading online retailer, announces its financial and operational results for the year ended December 31, 2025.

Financial Highlights for 2025:

●	Net revenues increased 3% to $142.4 million, compared to $138.3 million in the year-ago period;
●	Net income increased to $1.7 million, compared to $0.7 million in the year-ago period; and
●	Cash provided by operating activities was $2.6 million, compared to cash provided by operating activities of $0.3 million in the year-ago period.

Management Commentary

“We are pleased to share our full year 2025 financial results. Fiscal year 2025 was a challenging year for the retail industry, as reciprocal tariffs increased procurement costs and added complexity to operations. Despite these pressures, we adapted quickly, adjusted our inventory management and sales strategies, and delivered strong financial performance in 2025,” said Sam Lai, CEO and interim CFO of Hour Loop.

“Sales growth for the year was primarily driven by the continued expansion of our multi-channel business, including Walmart, eBay, Amazon Canada, and Amazon Mexico, which enabled us to capture demand and expand our customer reach. Gross margin improved from the prior year despite procurement cost pressure, reflecting effective sales strategy adjustments and continued enhancements to our automated pricing system.

Operating income increased by more than double from the prior year, driven by higher gross margin and continued improvements in operating efficiency. Through disciplined execution, process optimization, and cost management, we strengthened the scalability of our operating model.

Looking ahead to 2026, while tariff-related challenges, the discontinuation of Amazon’s labeling service and macroeconomic uncertainties remain, we believe our 2025 performance demonstrates our ability to adapt and execute under challenging conditions. We remain committed to disciplined growth, operational excellence, and long-term value creation for our shareholders.”

Full Year 2025 Financial Results

Net revenues in 2025 were $142.4 million, compared to $138.3 million in 2024. The increase was primarily driven by our procurement strategy to increase our inventory level.

Gross profit as a percentage of net revenues increased 0.3% to 52.4%, compared to 52.1% in 2024. The increase was a function of improved product costs, enhanced inventory quality and efficiency, and an optimized pricing system made on margin increase.

Operating expenses as a percentage of net revenues in 2025 decreased by 0.9%, to 50.7%, compared to 51.6% of net revenues in 2024. The decrease was mainly caused by the improvement of our operational efficiency.

Net income in 2025 was $1.7 million, or $0.05 per diluted share, compared to net income of $0.7 million, or $0.02 per diluted share, in 2024. The increase was driven by decreased costs and expenses because of the reasons mentioned above.

As of December 31, 2025, the Company had $3.8 million in cash and cash equivalents, compared to $2.1 million as of December 31, 2024. The increase was primarily attributable to operating profit and a reduction in accounts receivable.

Full Year 2026 Financial Outlook

For the full year 2026, Hour Loop is providing guidance for net revenue to be in the range of $143 million to $163 million, representing flat to 15% year-over-year growth. The Company expects 2026 net income to be in the range of $0.75 million to $1.5 million.

About Hour Loop, Inc.

Hour Loop is an online retailer engaged in e-commerce retailing in the U.S. market. It has operated as a third-party seller on www.amazon.com and has sold merchandise on its website at www.hourloop.com since 2013. Hour Loop further expanded its operations to other marketplaces such as Walmart, eBay, and Etsy. To date, Hour Loop has generated practically all its revenue as a third-party seller on www.amazon.com and only a negligible amount of revenue from its own website and other marketplaces. Hour Loop manages more than 100,000 stock-keeping units (“SKUs”). Product categories include home/garden décor, toys, kitchenware, apparel, and electronics. Hour Loop’s primary strategy is to bring most of its vendors’ product selections to the customers. It has advanced software that assists Hour Loop in identifying product gaps so it can keep such products in stock year-round, including the entirety of the last quarter (holiday season) of the calendar year. In upcoming years, Hour Loop plans to expand its business rapidly by increasing the number of business managers, vendors, and SKUs.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to Hour Loop’s business strategy, product demand, future results, and industry and macroeconomic trends. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Hour Loop. While Hour Loop believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to Hour Loop on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in Hour Loop’s filings with the Securities and Exchange Commission, as the same may be updated from time to time. Thus, actual results could be materially different. Hour Loop undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Investor Contact

Finance Department, Hour Loop, Inc.

finance@hourloop.com

Item 1. Financial Statements.

HOUR LOOP, INC.

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except for share and per share data)

As of December 31, 2025 and 2024

	December 31, 2025	December 31, 2024

ASSETS
Current assets
Cash	$3,792,033	$2,119,581
Accounts receivable, net	235,959	1,650,547
Inventory, net	18,298,935	14,640,632
Prepaid expenses and other current assets	619,261	327,894
Total current assets	22,946,188	18,738,654

Property and equipment, net	95,917	56,797
Deferred tax assets	609,964	1,060,104
Operating lease right-of-use lease assets	169,368	111,409
Total non-current assets	875,249	1,228,310
TOTAL ASSETS	$23,821,437	$19,966,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,200,526	$4,176,305
Credit cards payable	3,707,976	3,389,880
Short-term loan	637,348	610,967
Operating lease liabilities-current	92,362	114,540
Income taxes payable	51,147	-
Accrued expenses and other current liabilities	2,226,387	2,322,535
Due to related parties	3,810,418	4,192,995
Total current liabilities	16,726,164	14,807,222

Non-current liabilities
Operating lease liabilities-non-current	83,271	-
Deferred tax liabilities	18,143	-
Total non-current liabilities	101,414	-
Total liabilities	16,827,578	14,807,222
Commitments and contingencies

Stockholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding as of December 31, 2025 and 2024	-	-
Common stock: $0.0001 par value, 300,000,000 shares authorized, 35,176,320 and 35,143,460 shares issued and outstanding as of December 31, 2025 and 2024, respectively	3,518	3,514
Additional paid-in capital	5,862,683	5,802,686
Retained earnings (accumulated deficit)	1,109,674	(595,175)
Accumulated other comprehensive income (loss)	17,984	(51,283)
Total stockholders’ equity	6,993,859	5,159,742

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,821,437	$19,966,964

The accompanying notes are an integral part of these consolidated financial statements.

HOUR LOOP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In U.S. Dollars, except for share and per share data)

For the Years Ended December 31, 2025 and 2024

	2025	2024

Revenues, net	$142,440,236	$138,252,861
Cost of revenues	(67,806,565)	(66,242,153)
Gross profit	74,633,671	72,010,708

Operating expenses
Selling and marketing	62,400,787	61,808,979
General and administrative	9,771,954	9,470,789
Total operating expenses	72,172,741	71,279,768

Income from operations	2,460,930	730,940

Other (expenses) income
Other expense	(12,280)	(12,695)
Interest expense	(184,274)	(249,587)
Other income	133,209	490,903
Total other (expenses) income, net	(63,345)	228,621

Income before income taxes	2,397,585	959,561
Income tax expense	(692,736)	(302,114)

Net income	1,704,849	657,447

Other comprehensive income (loss)
Foreign currency translation adjustments	69,267	(25,644)

Total comprehensive income	$1,774,116	$631,803

Basic and diluted income per common share	$0.05	$0.02
Weighted-average number of common shares outstanding	35,164,886	35,119,761

The accompanying notes are an integral part of these consolidated financial statements.

HOUR LOOP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars)

For the Years Ended December 31, 2025 and 2024

	2025	2024

Cash flows from operating activities
Net income	$1,704,849	$657,447
Reconciliation of net income to net cash provided by operating activities:
Depreciation expenses	41,386	119,064
Amortization of operating lease right-of-use lease assets	153,964	211,348
Deferred tax assets	450,140	244,111
Deferred tax liabilities	18,143	-
Stock-based compensation	60,001	75,042
Inventory allowance	447,841	560,293
Unrealized foreign exchange gain (loss)	88,092	(87,520)
Gain on disposal of property and equipment	(3,016)	-
Changes in operating assets and liabilities:
Accounts receivable	1,414,588	(902,897)
Inventory	(4,106,144)	(924,370)
Prepaid expenses and other current assets	(291,367)	177,079
Accounts payable	2,024,221	363,351
Credit cards payable	318,096	(1,014,565)
Accrued expenses and other current liabilities	360,275	1,043,600
Operating lease liabilities	(150,960)	(208,843)
Income taxes payable	51,147	-
Net cash provided by operating activities	2,581,256	313,140

Cash flows from investing activities:
Proceeds from disposal of property and equipment	3,016	-
Purchases of property and equipment	(78,113)	(35,996)
Net cash used in investing activities	(75,097)	(35,996)

Cash flows from financing activities:
Payments to related parties	(1,339,000)	(671,000)
Proceeds from related parties	500,000	-
Net cash used in financing activities	(839,000)	(671,000)

Effect of changes in foreign currency exchange rates	5,293	29,284

Net change in cash	1,672,452	(364,572)

Cash at beginning of year	2,119,581	2,484,153

Cash at end of year	$3,792,033	$2,119,581

Supplemental disclosures of cash flow information:
Cash paid for interest	$184,099	$249,296
Cash paid for income tax	$238,976	$211,911
Noncash investing and financing activities:
Operating lease right-of-use of assets and operating lease liabilities recognized	$207,197	$248,716

The accompanying notes are an integral part of these consolidated financial statements.